EXHIBIT 3.4
                     LIMITED LIABILITY COMPANY AGREEMENT OF
                      ANKLE & FOOT CENTERS OF AMERICA, LLC

        This Limited Liability Company Agreement of Ankle & Foot Centers of America, L.L.C. (the "Company") is adopted as of May 4, 1996 (this "Agreement"), by and between the Member or Members signing this Agreement and listed on Schedule A attached ("Members").

        WHEREAS, the Members wish to form a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 DEL. C. ' 18-101, ET SEQ., as amended from time to time (the "Delaware Act"), by filing a Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware and entering into this Agreement.

        NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

        Section 1.1 DEFINITIONS. Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

        "Affiliate" means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

        "Agreement" means this Limited Liability Company Agreement of the Company, as amended, modified, supplemented or restated from time to time.

        "Capital Account" means, with respect to any Member, the account maintained for such Member in accordance with the provisions of Section 4.4 hereof.

        "Capital Contribution" means, with respect to any Member, the aggregate amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company pursuant to Section 4.1 hereof with respect to such Member's Interest.

        "Certificate" means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement. A reference to a specific section ss. of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

        "Company" means Ankle & Foot Centers of America, L.L C., the limited liability company formed under and pursuant to the Delaware Act and this Agreement.

        "Covered Person" means any Member, any Affiliate of a Member or any officers, directors, shareholders, partners, employees, representatives or agents of a Member or their respective Affiliates, or any employee or agent of the Company or its Affiliates.

        "Delaware Act" means the Delaware Limited Liability Company Act, 6 DEL.
C. ' 18-101, ET SEQ., as amended from time to time.

        "Depreciation" means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year or other period; provided, however, that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction with respect to such asset for such Fiscal Year or other period bears to such beginning adjusted tax basis; and provided further, that if the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

        "Fiscal Year" means (i) the period commencing upon the formation of the Company and ending on December 31, 1996, (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31, or (iii) any portion of the period described in Clause (ii) of this sentence for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Article VIII hereof.

        "Gross Asset Value" means, with respect to any asset, such asset's adjusted basis for federal income tax purposes, except as follows:

              (i) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as agreed to by the contributing Member and the Managing Member, or in the case of any asset contributed by the Managing Member, as determined by the Managing Member;

              (ii) the Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Managing Member, as of the following times: (a) the distribution by the Company to a Member of more than a DE MINIMIS amount of Company assets as consideration for such Member's Interest; and (b) the liquidation of the Company within the meaning of Treasury Regulation '1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to Clause (a) of this sentence shall be made only if the Managing Member reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company; and

              (iii) the Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution, as determined by the Managing Member.

        If the Gross Asset Value of an asset has been determined or adjusted pursuant to Paragraph (i) or Paragraph (ii) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

        "Interest" means a Member's share of the profits and losses of the Company and a Member's rights to receive distributions of the Company's assets in accordance with the provisions of this Agreement and the Delaware Act.

        "Managing Member" has the meaning set forth in Section 6.1 hereof.

        "Member" means any member, individually, when acting in the capacity as a member of the Company, and "Members" means all of the members, collectively, when acting in their capacities as members of the Company. For all purposes of the Delaware Act, all Members shall constitute a single class or group of members.

        "Membership Interests" or "Membership Units" shall mean the certificates issued to reflect the Members' Percentage Interest in the Company. The Company is currently authorized to issue 1,000,000 Membership Interests or Membership Units.

        "Net Cash Flow" means, for each Fiscal Year or other period of the Company, the gross cash receipts of the Company from all sources, but excluding any amounts, such as gross receipts taxes, that are held by the Company as a collection agent or in trust for others or that are otherwise not unconditionally available to the Company, less all amounts paid by or for the account of the Company during the same Fiscal Year or other period (including, without limitation, payments of principal and interest on any Company indebtedness and expenses reimbursed to the Members under Section 5.2 hereof), and less any amounts determined by the Managing Member to be necessary to provide a reasonable reserve for working-capital needs or any other contingencies of the Company. Net Cash Flow shall be determined in accordance with [the cash receipts and disbursements method of accounting and otherwise in accordance with] generally accepted accounting principles, consistently applied. Net Cash Flow shall not be reduced by depreciation, amortization, cost recovery deductions, depletion, similar allowances or other non-cash items, but shall be increased by any reduction of reserves previously established.

        "Percentage Interest" means the percentage of a Member set forth opposite the name of such Member in the column "Percentage Interest" on Schedule A attached hereto, as such percentage may be adjusted from time to time pursuant to the terms of this Agreement.

        "Person" means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

        "Profits" and "Losses" means, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with '703(a) of the Code (but including in taxable income or loss, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to '703(a)(1) of the Code), with the following adjustments:

              (i) any income of the Company exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

              (ii) any expenditures of the Company described in '705(a)(2)(B) of the Code (or treated as expenditures described in '705(a)(2)(B) of the Code pursuant to Treasury Regulation '1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

              (iii) in the event the Gross Asset Value of any Company asset is adjusted in accordance with Paragraph (ii) or Paragraph (iii) of the definition of "Gross Asset Value" above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

              (iv) gain or loss resulting from any disposition of any asset of the Company with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value; and

              (v) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of "Depreciation" above.

        "Tax Matters Member" shall be the Managing Member.

        "Treasury Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

        Section 1.2 HEADINGS. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

                                       ARTICLE II

                                   FORMATION AND TERM

        Section 2.1   FORMATION.

              (i) The Members hereby agree to form the Company as a limited liability company under and pursuant to the provisions of the Delaware Act and agree that the rights, duties and liabilities of the Members shall be as provided in the Delaware Act, except as otherwise provided herein.

              (ii) Upon the execution of this Agreement, the Members listed on Schedule A shall be members of the Company.

              (iii) The name and mailing address of each Member, the amount contributed to the capital of the Company, and the initial Percentage Interest of such Member shall be listed on Schedule A attached hereto. The Managing Member shall be required to update Schedule A from time to time as necessary to accurately reflect the information therein. Any amendment or revision to Schedule A made in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time.

              (iv) Kathryn Sweers, as an authorized person within the meaning of the Delaware Act, executed, delivered and filed the Certificate and any and all amendments thereto and restatements thereof.

        Section 2.2 NAME. The name of the limited liability company formed hereby and by the filing of the Certificate is Ankle & Foot Centers of America, L.L.C. The business of the Company may be conducted upon compliance with all applicable laws under any other name designated by the Managing Member.

        Section 2.3 TERM. The term of the Company shall commence on the date of the filing of the Certificate in the office of the Secretary of State of the State of Delaware and shall continue until December 31, 1999, unless dissolved before such date in accordance with the provisions of this Agreement.

        Section 2.4 REGISTERED AGENT AND OFFICE. The Company's registered agent and office in Delaware shall be The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, Delaware 19805. At any time, the Managing Member may designate another registered agent and/or registered office.

        Section 2.5 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall be at 3355 Timmons Lane, Suite 1550, Houston, Texas 77027. At any time, the Managing Member may change the location of the Company's principal place of business.

        Section 2.6 QUALIFICATION IN OTHER JURISDICTIONS. The Managing Member shall cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business in which such qualification, formation or registration is required or desirable. The Managing Member, as an authorized person within the meaning of the Delaware Act, shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

                                   ARTICLE III

                        PURPOSE AND POWERS OF THE COMPANY

        Section 3.1 PURPOSE. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Delaware Act and engaging in any and all activities necessary, convenient, desirable or incidental to the foregoing.

        Section 3.2 POWERS OF THE COMPANY.

              (i) The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purpose set forth in Section 3.1, including, but not limited to the power:

                     (a) to conduct its business, carry on its operations and
              have and exercise the powers granted to a limited liability company by the Delaware Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

                     (b) to acquire by purchase, lease, contribution of property or otherwise, own, hold, operate, maintain, finance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

                     (c) to enter into, perform and carry out contracts of any
              kind, including, without limitation, contracts with any Member or any Affiliate thereof, or any agent of the Company necessary to, in connection with, convenient to, or incidental to the accomplishment of the purpose of the Company;

                     (d) to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships (including, without limitation, the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including, without limitation, the power to be admitted as a member or appointed as a manager thereof and to exercise the rights and perform the duties created thereby), or individuals or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

                     (e) to lend money for any proper purpose, to invest and
              reinvest its funds, and to take and hold real and personal property for the payment of funds so loaned or invested;

                     (f) to sue and be sued, complain and defend, and
              participate in administrative or other proceedings, in its name;

                     (g) to appoint employees and agents of the Company, and
              define their duties and fix their compensation;

                     (h) to indemnify any Person in accordance with the Delaware
              Act and to obtain any and all types of insurance;

                     (i) to cease its activities and cancel its Certificate;

                     (j) to negotiate, enter into, renegotiate, extend, renew,
              terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

                     (k) to borrow money and issue evidences of indebtedness,
              and to secure the same by a mortgage, pledge or other lien on the assets of the Company;

                     (l) to pay, collect, compromise, litigate, arbitrate or
              otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and

                     (m) to make, execute, acknowledge and file any and all
              documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.

              (ii) The Company, and the Managing Member on behalf of the Company, may enter into and perform any and all documents, agreements and instruments contemplated under Section 3.2(i), all without any further act, vote or approval of any Member notwithstanding any other provision of this Agreement, the Delaware Act or other applicable law. The Managing Member is hereby authorized to enter into and perform on behalf of the Company any and all documents, agreements and instruments contemplated under Section 3.2(i), but such authorization shall not be deemed a restriction on the power of the Managing Member to enter into other documents on behalf of the Company. The Managing Member may authorize any Person (including, without limitation, any other Member) to enter into and perform any document on behalf of the Company.

              (iii) The Company may merge with, or consolidate into, another Delaware limited liability company or other business entity (as defined in Section 18-209(a) of the Delaware Act) upon the approval of the Managing Member in its sole discretion .

        Section 3.3 LIMITATIONS ON COMPANY POWERS. The Company shall] not do business in any jurisdiction that would jeopardize the limitation on liability afforded to the Members under the Delaware Act or this Agreement.

                                       ARTICLE IV

                        CAPITAL CONTRIBUTIONS, SECURITIES

                                  AND CAPITAL ACCOUNTS

        Section 4.1   CAPITAL CONTRIBUTIONS.

              (i) Each initial Member has contributed or is deemed to have contributed the amount set forth on Schedule A attached hereto to the capital of the Company. The agreed value of the Capital Contributions made or deemed to have been made by each Member shall be set forth on Schedule A.

              (ii) No Member shall be required to make any additional capital contribution to the Company. However, a Member may make additional capital contributions to the Company with the written consent of the Managing Member.

        Section 4.2 MEMBER'S INTEREST. A Member's Interest shall for all purposes be personal property. A Member has no interest in specific Company property.

        Section 4.3   STATUS OF CAPITAL CONTRIBUTIONS.

              (i) Except as otherwise provided in this Agreement, the amount of a Member's Capital Contributions may be returned to it, in whole or in part, at any time, but only with the consent of the Managing Member. Any such returns of Capital Contributions shall be made to all Members in the same proportions as distributions and allocations are made. Notwithstanding the foregoing, no return of a Member's Capital Contributions shall be made hereunder if such distribution would violate applicable state law. Under circumstances requiring a return of any Capital Contribution, no Member shall have the right to demand or receive property other than cash, except as may be specifically provided in this Agreement.

              (ii) No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Company or otherwise in its capacity as a Member (including as a Managing Member), except as otherwise specifically provided in this Agreement.

              (iii) Except as otherwise provided herein and by applicable state law, the Members shall be liable only to make their Capital Contributions pursuant to Section 4.1 hereof, and no Member shall be required to lend any funds to the Company or, after a Member's Capital Contributions have been fully paid pursuant to Section 4.1 hereof, to make any additional capital contributions to the Company. No Member shall have any personal liability for the repayment of any Capital Contribution of any other Member.

        Section 4.4   CAPITAL ACCOUNTS.

              (i) An individual Capital Account shall be established and maintained for each Member.

              (ii) The Capital Account of each Member shall be maintained in accordance with the following provisions:

                     (a) to such Member's Capital Account there shall be
              credited such Member's Capital Contributions, such Member's distributive share of Profits and the amount of any Company liabilities that are assumed by such Member or that are secured by any Company assets distributed to such Member;

                     (b) to such Member's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Company assets distributed to such Member pursuant to any provision of this Agreement, such Member's distributive share of Losses and the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company; and

                     (c) in determining the amount of any liability for purposes of this Subsection (ii), there shall be taken into account '752(c) of the Code and any other applicable provisions of the Code and the Treasury Regulations.

        Section 4.5 ADVANCES. If any Member shall advance any funds to the Company in excess of its Capital Contributions, the amount of such advance shall neither increase its Capital Account nor entitle it to any increase in its share of the distributions of the Company. The amount of any such advance shall be a debt obligation of the Company to such Member and shall be repaid to it by the Company with interest at a rate agreed to by the Managing Member, and upon such other terms and conditions as shall be determined by the Managing Member. Any such advance shall be payable and collectible only out of Company assets, and the other Members shall not be personally obligated to repay any part thereof. No Person who makes any nonrecourse loan to the Company shall have or acquire, as a result of making such loan, any direct or indirect interest in the profits, capital or property of the Company, other than as a creditor.

                                    ARTICLE V

                                     MEMBERS

        Section 5.1 POWERS OF MEMBERS. The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement. Except as otherwise specifically provided by this Agreement or required by the Delaware Act, no Member other than the Managing Member shall have the power to act for or on behalf of, or to bind, the Company. Notwithstanding the foregoing sentence, all Members shall constitute one class or group of members of the Company for all purposes of the Delaware Act.

        Section 5.2 REIMBURSEMENTS. The Company shall reimburse the Members, including the Managing Member, for all ordinary and necessary out-of-pocket expenses incurred by the Members on behalf of the Company. The Managing Member's determination of which expenses may be reimbursed to a Member, including the Managing Member, and the amount of such expenses shall be conclusive. Such reimbursement shall be treated as an expense of the Company that shall be deducted in computing the Net Cash Flow and shall not be deemed to constitute a distributive share of Profits or a distribution or return of capital to any Member.

        Section 5.3 PARTITION. Each Member waives any and all rights that it may have to maintain an action for partition of the Company's property.

        Section 5.4 TRANSFER AND RESIGNATION. A Member may not assign or transfer all or any part of its Interest to any Person without the consent of the Managing Member. A Member may not resign from the Company prior to the dissolution and winding up of the Company. A resigning Member shall not be entitled to receive any distribution and shall not otherwise be entitled to receive the fair value of its Interest except as otherwise expressly provided for in this Agreement.

                                       ARTICLE VI

                                       MANAGEMENT

       Section 6.1 MANAGEMENT OF THE COMPANY.

              (i) Jack N. McCrary shall be the managing member of the Company (the "Managing Member") and, in such capacity, shall manage the Company in accordance with this Agreement. The Managing Member is an agent of the Company's business, and the actions of the Managing Member taken in such capacity and in accordance with this Agreement shall bind the Company.

              (ii) The Managing Member shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purpose of the Company as set forth herein. The Managing Member shall be the sole Person with the power to bind the Company, except and to the extent that such power is expressly delegated to any other Person by the Managing Member, and such delegation shall not cause the Managing Member to cease to be a Member or the managing member of the Company. There shall not be a "manager" (within the meaning of the Act) of the Company.

              (iii) The Managing Member may appoint individuals with such titles as it may elect, including the titles of President, Vice President, Treasurer and Secretary, to act on behalf of the Company with such power and authority as the Managing Member may delegate in writing to any such Person.

        Section 6.2 POWERS OF THE MANAGING MEMBER. The Managing Member shall have the right, power and authority, in the management of the business and affairs of the Company, to do or cause to be done any and all acts, at the expense of the Company, deemed by the Managing Member to be necessary or appropriate to effectuate the business, purposes and objectives of the Company. Without limiting the generality of the foregoing, the Managing Member shall have the power and authority to:

                     (a) establish a record date with respect to all actions to be taken hereunder that require a record date be established, including with respect to allocations and distributions;

                     (b) bring and defend on behalf of the Company actions and
              proceedings at law or in equity before any court or governmental, administrative or other regulatory agency, body or commission or otherwise; and

                     (c) execute all documents or instruments, perform all
              duties and powers and do all things for and on behalf of the Company in all matters necessary, desirable, convenient or incidental to the purpose of the Company, including, without limitation, all documents, agreements and instruments related thereto and the consummation of all transactions contemplated thereby.

        The expression of any power or authority of the Managing Member in this Agreement shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement.

        Section 6.3   COMMITTEES.

        (a) For organizational purposes, the Members or the Managing Member may from one or more committees of the Members, including, without limitation, (i) a Board of Managers responsible for the planning and oversignt of the policies nad strategies of the Company and any other actions not expressly delegated to another committee, body, officer or other representative of the Company, (ii) a Medical Policy Advisory Board which shall advise the Members and officers of the Company responsible for planning nad oversight of the formation and operation of regional group practices to be managed by the Company, and (iii) such other committees as the Members or the Managing Member may desire from time to time.

        (b) The Board of Managers shall meet at least annually and at such other regular or special meetings at times and locations reasonably acceptable to its participating representatives. At each annual meeting, the representatives of the Board of Managers shall review the general terms and conditions pursuant to which the Company will operate during the immediate succeeding year, which general terms and conditions shall continue to be effective until replaced by new terms approved by the Board of Managers. Any representative of the Board of Managers may request such committee to review the maximum and minimum terms applicable to the current calendar year if such representative has information or data evidencing that market conditions have changed materially since such rates were set or that such rates are materially inappropriate.

        6.4    AUTHORITY OF MEMBERS AND COMMITTEES.

        (a) With respect to any conflicts or disagreements between and among the boards and committees and/or the Managing Member of the Company, the Managing Members shall have ultimate decision making authority.

        6.5    OFFICERS.

        (a) The Members or, if the Members fail to designate, then the Managing Member may designate one or more Persons to one or more officer positions of the Company. Such officers may include, without limitation, Chief Executive Officer, Chief Financial Officer, President, Vice President, Treasurer, Assistant Treasurer, Secretary and Assistant Secretary. No officer need be a resident of the State of Delaware. The Members or the Managing Member may assign titles to particular officers. Each officer shall hold office until his successor shall be duly designated and shall qualify to hold such office, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same Person. The salaries or other compensation, if any, of the officers and agents of the Company may be fixed from time to time by the Members. The authority of any officers or agents of the Company shall be subject to the supervisory control of the Members. Only Members or their duly authorized agents shall have the authority to make policy decisions for the Company. Unless the Members or the Managing Member decide otherwise, the assignment of such title shall constitute the delegation to such officer of the authority and duties set forth below and those that are normally associated with that office:

                (i)PRESIDENT. Unless otherwise specified by the Members, the Managing Member shall be designated as the President of the Company. The President shall be the chief operating officer and chief executive officer of the Company and shall have general executive powers to manage the operations of the Company, and such other powers and duties as this Agreement, the Members or the Managing Member may from time to time prescribe.

                (ii)CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be the principal financial officer of the Company and shall have such powers and perform such duties as this Agreement, the Members or the Managing Member may from time to time prescribe.

                (iii)VICE PRESIDENTS. In the absence of the President, or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Members or the Managing Member, or in the absence of any such designation, then in the order of their election or appointment) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

                (iv)SECRETARY. The Secretary shall keep the minutes of the meetings of the Company and of the Board of Managers, and shall exercise general supervision over the files of the Company. The Secretary shall give notice of meetings and shall perform other duties commonly incident to such office.

                (v)ASSISTANT SECRETARY. At the request of the Secretary or in the Secretary's absence or inability to act, the Assistant Secretary shall perform part or all of the Secretary's duties.

                (vi)TREASURER. The Treasurer shall have general supervision of the funds, securities, notes, drafts, acceptances, and other commercial paper and evidences of indebtedness of the Company and he shall determine that funds belonging to the Company are kept on deposit in such banking institutions as the Members or the Board of Managers may from time to time direct. The Treasurer shall determine that accurate accounting records are kept, and the Treasurer shall render reports of the same and of the financial condition of the Company to the Members or the Board of Managers at any time upon request. The Treasurer shall perform other duties commonly incident to such office, including, but not limited to, the execution of tax returns.

                (vii)ASSISTANT TREASURER. At the request of the Treasurer or in the Treasurer's absence or inability to act, the Assistant Treasurer shall perform part or all of the Treasurer's duties.

        (b) Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Company. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Members; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the officer so removed. Designation of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company may be filled by the applicable Committee or the Members.

        6.6 DUTIES OF OFFICERS Each officer shall devote such time, effort, and skill to the Company's business affairs as he deems necessary and proper for the Company's welfare and success. The Members expressly recognize that the officers have substantial other business relationships and activities with Persons other than the Company.

        6.7 NO DUTY TO CONSULT Except as otherwise provided herein or by applicable law, neither the Company nor its duly appointed agents, designees or representatives including the Managing Member and the officers of the Company shall have a duty or obligation to consult with or seek the advice of the Members on any matter relating to the day-to-day business affairs of the Company duly delegated to such Persons; provided, however, that such Persons shall not be restricted from consulting with or the seeking the advice of the Members.

        6.8 REIMBURSEMENT All expenses incurred with respect to the organization operation and management of the Company shall be borne by the Company.

        6.9 MEMBERS AND AFFILIATES DEALING WITH THE COMPANY Subject to obtaining any consent expressly required hereunder, the Company may appoint, employ, contract, or otherwise deal with any Person, including Affiliates of the Members, individuals with whom the Members are otherwise related, and with business entities which have a financial interest in a Member or in which a Member has a financial interest, for transacting Company business, including any acts or services for the Company as the members of any committee, officer or other representative with the proper authority may approve.

        Section 6.10 NO MANAGEMENT BY OTHER MEMBERS. Except as otherwise expressly provided herein, no Member other than the Managing Member shall take part in the day-to-day management, or the operation or control of the business and affairs of the Company. Except and only to the extent expressly delegated by the Managing Member, no Member or other Person other than the Managing Member shall be an agent of the Company or have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company.

        Section 6.11 RELIANCE BY THIRD PARTIES. Any Person dealing with the Company or the Managing Member may rely upon a certificate signed by the Managing Member as to:

                (i) the identity of the Managing Member or any other Member hereof;

                (ii) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Managing Member or in any other manner germane to the affairs of the Company;

                (iii) the Persons who are authorized to execute and deliver any instrument or document of or on behalf of the Company; or

                (iv) any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Member.

                                   ARTICLE VII

                             AMENDMENTS AND MEETINGS

        Section 7.1 AMENDMENTS. Any amendment to this Agreement shall be adopted and be effective as an amendment hereto if approved by the Managing Member, provided, however, that no amendment shall be made, and any such purported amendment shall be void and ineffective, to the extent the result thereof would be to cause the Company to be treated as anything other than a partnership for purposes of United States income taxation.

        Section 7.2 MEETINGS OF THE MEMBERS.

                (i) Meetings of the Members may be called at any time by the Managing Member. Notice of any meeting shall be given to all Members not less than two (2) days nor more than thirty (30) days prior to the date of such meeting. Each Member may authorize any Person to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact.

                (ii) Each meeting of Members shall be conducted by the Managing Member or by such other Person that the Managing Member may designate. The Managing Member, in its sole discretion, shall establish all other provisions relating to meetings of Members, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Members, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

                                      ARTICLE VIII

                                   ALLOCATIONS

        Section 8.1 PROFITS AND LOSSES. Subject to the allocation rules of
Section 8.2 hereof, Profits and Losses for any Fiscal Year shall be allocated to the Members in accordance with their Percentage Interests.

        Section 8.2   ALLOCATION RULES.

                (i) For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Managing Member using any method that is permissible under '706 of the Code and the Treasury Regulations thereunder.

                (ii) Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Profits and Losses for the Fiscal Year in question.

                (iii) The Members are aware of the income tax consequences of the allocations made by this Article VIII and hereby agree to be bound by the provisions of this Article VIII in reporting their shares of Company income and loss for income tax purposes.

        Section 8.3   TAX ALLOCATIONS: SECTION 704(C) OF THE CODE.

                (i) In accordance with '704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 1.1 hereof).

                (ii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to Paragraph (ii) of the definition of "Gross Asset Value" contained in Section 1.1 hereof, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under '704(c) of the Code and the Treasury Regulations thereunder.

                (iii) Any elections or other decisions relating to allocations under this Section 8.3, including the selection of any allocation method permitted under Treasury Regulation '1.704-3, shall be made by the Managing Member in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 8.3 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

                                       ARTICLE IX

                                  DISTRIBUTIONS

        Section 9.1 NET CASH FLOW. Except as otherwise provided in Article XIII hereof (relating to the dissolution of the Company), any distribution of the Net Cash Flow and/or any non-cash distributions during any Fiscal Year shall be distributed to the Members in accordance with their Percentage Interests.

        Section 9.2   DISTRIBUTION RULES.

                (i) All distributions pursuant to Section 9.1 hereof shall be at such times and in such amounts as shall be determined by the Managing Member; provided, however, that the Managing Member shall use its best efforts to cause the Company to distribute to the Members an amount of Net Cash Flow as shall be sufficient to enable the Members to fund their federal and state income tax liabilities attributable to their respective distributive shares of the taxable income of the Company.

                (ii) All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution or allocation to the Company or the Members shall be treated as amounts distributed to the Members pursuant to this Article IX for all purposes of this Agreement. The Managing Member is authorized to withhold from distributions and to pay over to any federal, state or local government any amounts required to be so withheld pursuant to the Code or any provision of any other federal, state or local law and shall allocate such amounts to those Members with respect to which such amounts were withheld.

        Section 9.3 LIMITATIONS ON DISTRIBUTION. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member with respect to such Member's Interest if such distribution would violate Section 18-607 of the Delaware Act or other applicable law.

                                    ARTICLE X

                                BOOKS AND RECORDS

        Section 10.1  BOOKS, RECORDS AND FINANCIAL STATEMENTS.

                (i) At all times during the continuance of the Company, the Company shall maintain, at its principal place of business, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company business in accordance with generally accepted accounting principles consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement. Such books of account, together with a copy of this Agreement and of the Certificate, shall at all times be maintained at the principal place of business of the Company and shall be open to inspection and examination at reasonable times by each Member and its duly authorized representative for any purpose reasonably related to such Member's interest as a member of the Company.

                (ii) The Managing Member shall prepare and maintain, or cause to be prepared and maintained, the books of account of the Company. The following financial information, which need not be examined and certified to by an independent certified public accountant, shall be transmitted by the Managing Member to each Member within three (3) months after the close of each Fiscal Year:

                (a) balance sheet of the Company as of the beginning and close of such Fiscal Year;

                (b) statement of Company profits and losses for such Fiscal
        Year;

                (c) statement of such Member's Capital Account as of the close of such Fiscal Year, and changes therein during such Fiscal Year; and

                (d) a statement indicating such Member's share of each item of Company income, gain, loss, deduction or credit for such Fiscal Year for income tax purposes.

        Section 10.2 ACCOUNTING METHOD. For both financial and tax reporting purposes and for purposes of determining profits and losses, the books and records of the Company shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Company transactions and be appropriate for the Company's business.

        Section 10.3 AUDIT. At any time at the Managing Member's sole discretion, the financial statements of the Company may be audited by an independent certified public accountant, selected by the Managing Member, with such audit to be accompanied by a report of such accountant containing its opinion. The cost of such audits will be an expense of the Company. A copy of any such audited financial statements and accountant's report will be made available for inspection by the Members.

                                   ARTICLE XI

                                   TAX MATTERS

        Section 11.1  TAX MATTERS MEMBER.

                (i) The Managing Member is hereby designated as "Tax Matters Member" of the Company for purposes of ' 6231(a)(7) of the Code and shall have the power to manage and control, on behalf of the Company, any administrative proceeding at the Company level with the Internal Revenue Service relating to the determination of any item of Company income, gain, loss, deduction or credit for federal income tax purposes.

                (ii) The Tax Matters Member shall, within ten (10) days of the receipt of any notice from the Internal Revenue Service in any administrative proceeding at the Company level relating to the determination of any Company item of income, gain, loss, deduction or credit, mail a copy of such notice to each Member.

        Section 11.2 RIGHT TO MAKE SECTION 754 ELECTION. The Tax Matters Member may, in its sole discretion, make or revoke, on behalf of the Company, an election in accordance with ' 754 of the Code, so as to adjust the basis of Company property in the case of a distribution of property within the meaning of ' 734 of the Code, and in the case of a transfer of a Company interest within the meaning of ' 743 of the Code. Each Member shall, upon request of the Tax Matters Member, supply the information necessary to give effect to such an election.

        Section 11.3 TAXATION AS PARTNERSHIP. The Company shall be treated as a partnership for U.S. federal income tax purposes.

                                   ARTICLE XII

                                 LIABILITY, EXCULPATION

                               AND INDEMNIFICATION

        Section 12.1  LIABILITY

                (i) Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

                (ii) Except as otherwise expressly required by law, a Member, including the Managing Member, in its capacity as Member or Managing Member, shall have no liability in excess of (a) the amount of its Capital Contributions, (b) its share of any assets and undistributed profits of the Company, (c) its obligation to make other payments expressly provided for in this Agreement, and (d) the amount of any distributions wrongfully distributed to it.

        Section 12.2  EXCULPATION.

                (i) No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

                (ii) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

        Section 12.3  DUTIES AND LIABILITIES OF COVERED PERSONS.

                (i) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person .

                (ii) Unless otherwise expressly provided herein, (a) whenever a conflict of interest exists or arises between Covered Persons, or (b) whenever this Agreement or any other agreement contemplated herein or therein provides that a Covered Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Company or any Member, the Covered Person shall resolve such conflict of interest, taking such action or providing such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Covered Person, the resolution, action or term so made, taken or provided by the Covered Person shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Covered Person at law or in equity or otherwise.

                (iii) Whenever in this Agreement a Covered Person is permitted or required to make a decision (a) in its "discretion" or under a grant of similar authority or latitude, the Covered Person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person, or (b) in its "good faith" or under another express standard, the Covered Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

        Section 12.4 INDEMNIFICATION. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; PROVIDED, HOWEVER, that any indemnity under this Section 12.4 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.

        Section 12.5 EXPENSES. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in
Section 12.4 hereof.

        Section 12.6 INSURANCE. The Company may purchase and maintain insurance, to the extent and in such amounts as the Managing Member shall, in its sole discretion, deem reasonable, on behalf of Covered Persons and such other Persons as the Managing Member shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company or such indemnitees, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement. The Managing Member and the Company may enter into indemnity contracts with Covered Persons and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 12.5 hereof and containing such other procedures regarding indemnification as are appropriate.

        Section 12.7 OUTSIDE BUSINESSES. Any Member or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company and the Members shall have no rights by virtue of this Agreement in and to such independent ventures or in the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. No Member or Affiliate thereof shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and any Member of Affiliate thereof shall have the right to take for its own account (individually or as a partner, shareholder, fiduciary or otherwise) or to recommend to others any such particular investment opportunity.

                                      ARTICLE XIII

                        DISSOLUTION, LIQUIDATION AND TERMINATION

        Section 13.1 DISSOLUTION. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

                (i) The expiration of the term of the Company, as provided in
        Section 2.3 hereof;

                (ii) The bankruptcy or dissolution of a Member, or the occurrence of any other event under the Delaware Act that terminates the continued membership of a Member in the Company;

                (iii) the entry of a decree of judicial dissolution under
        Section 18-802 of the Delaware Act; or

                (iv) the written determination of the Managing Member.

        Section 13.2 NOTICE OF DISSOLUTION. Upon the dissolution of the Company, the Managing Member shall promptly notify the Members of such dissolution.

        Section 13.3 LIQUIDATION. Upon dissolution of the Company, the Managing Member, as liquidating trustee, shall immediately commence to wind up the Company's affairs; PROVIDED, HOWEVER, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation. The Members shall continue to share profits and losses during liquidation in the same proportions, as specified in Article VIII hereof, as before liquidation. The proceeds of liquidation shall be distributed, as realized, in the manner provided in Section 18-804 of the Delaware Act, subject to the applicable provisions of Article IX. In the event that the Managing Member is unable to perform in its capacity as liquidating trustee due to its bankruptcy, dissolution, death, adjudicated incompetency or any other termination of the Managing Member as an entity, the liquidating trustee shall be a Person approved by a majority of the Interests of the remaining Members.

        Section 13.4 TERMINATION. The Company shall terminate when all of the assets of the Company have been distributed in the manner provided for in this
Article XIII, and the Certificate shall have been canceled in the manner required by the Delaware Act.

        Section 13.5 CLAIMS OF THE MEMBERS. Members and former Members shall look solely to the Company's assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company or any other Member.

                                   ARTICLE XIV

                       CERTIFICATED MEMBERSHIP INTERESTS OR UNITS

        Section 14.1 ENTITLEMENT TO CERTIFICATES. Every owner of Membership Interests or Membership Units in the Company, unless and to the extent the Company elects otherwise, shall be entitled to have a certificate, in such form as is approved by the Company and conforms with applicable law, certifying the Membership Interest owned by such owner.

        Section 14.2 MULTIPLE CLASSES OF INTEREST. If the Company shall be authorized to issue more than one class of Membership or more than one series of any Membership, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of membership interest or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall, unless the Members shall by resolution provide that such class or series of Membership shall be uncertificated, be set forth in full or summarized on the face or back of the certificate which the Company shall issue to represent such class or series of Membership; Interest; provided that, to the extent allowed by law, in lieu of such statement, the face or back of such certificate may state that the Company will furnish a copy of such statement without charge to each requesting Member.

        Section 14.3 SIGNATURES. Each certificate representing Membership in the Company shall be signed by or in the name of the Company by (1) any of the President or Vice President of the Company; and (2) any of the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company. The signature of the officers of the Company may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office before such certificate is issued, it may be issued by the Company with the same effect as if he held such office on the date of issue.

        Section 14.4 ISSUANCE AND PAYMENT. Subject to the provisions of the Act and this Agreement, Membership may be issued for such consideration and to such persons as the Company may determine from time to time. Membership may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid Membership there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate is issued.

        Section 14.5 RESTRICTIVE LEGEND. In the absence of a more restrictive legend, all certificates which evidence Membership shall be stamped or typed in a conspicuous place with the following legend:

    THE INTEREST REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE LIMITED LIABILITY AGREEMENT OF THE COMPANY DATED AS OF May 4, 1996, AS IT
    EXISTS FROM TIME TO TIME, WHICH RESTRICTS ANY SALE, ASSIGNMENT, TRANSFER,

    CONVEYANCE, ENCUMBRANCE, PLEDGE OR OTHER TRANSFER OR ALIENATION (WITH OR WITHOUT CONSIDERATION) OF SUCH INTERESTS OR UNITS. THE COMPANY WILL FURNISH TO THE RECORD HOLDER OF THIS CERTIFICATE, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS, A COPY OF SUCH LIMITED LIABILITY AGREEMENT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, CONVEYED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER.

Such legend shall also be placed on all Certificates which are hereafter issued to any Member.

        Section 14.6 LOST, STOLEN OR DESTROYED CERTIFICATES. The Company may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the Person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Company may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

        Section 14.7 TRANSFER OF MEMBERSHIP INTEREST. Upon surrender to the Company or its transfer agent, if any, of a certificate representing Membership duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer in accordance with this Agreement and of the payment of all taxes applicable to the transfer of said Membership, the Company shall be obligated to issue a new certificate to the Person entitled thereto, cancel the old certificate and record the transaction upon its books, provided, however, that the Company shall not be so obligated unless such transfer was made in compliance with the provisions of this Agreement and any applicable state and federal securities Laws.

        Section 14.8 REGISTERED HOLDERS. The Company shall be entitled to recognize the exclusive right of a Person registered on its books as the owner of the indicated Membership and shall not be bound to recognize any equitable or other claim to or interest in such Membership on the part of any Person other than such registered owner, whether or not it shall have express or other notice thereof, except as otherwise provided by Law.

                                   ARTICLE XV

                                  MISCELLANEOUS

        Section 15.1 NOTICES. All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows.

               (i) If given to the Company, in care of the Managing Member at the Company's mailing address set forth below:

                                3555 Timmons, Suite 1550
                                 Houston, Texas  77027

               (ii) If given to any Member, at the address set forth on the books and records of the Company.

All such notices shall be deemed to have been given when received.

        Section 15.2 FAILURE TO PURSUE REMEDIES. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation from having the effect of an original violation.

        Section 15.3 CUMULATIVE REMEDIES. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

        Section 15.4 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, legal representatives and assigns.

        Section 15.5 INTERPRETATION. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. All references herein to "Articles," "Sections" and paragraphs shall refer to corresponding provisions of this Agreement.

        Section 15.6 SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

        Section 15.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

        Section 15.8 INTEGRATION. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

        Section 15.9 GOVERNING LAW. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

                                    MEMBERS:
                                            /s/ Jack N. McCrary
                                                Jack N. McCrary